EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Ulticom, Inc. (the "Company") on Form 10-Q for the period ended April 30, 2009 (the "Report"), I, Shawn K. Osborne, President and Chief Executive Officer of the Company and I, Mark A. Kissman, Senior Vice President and Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Shawn K. Osborne
Shawn K. Osborne
President and
Chief Executive Officer
Principal Executive Officer
October 30, 2009

/s/ Mark A. Kissman
Mark A. Kissman
Senior Vice President and
Chief Financial Officer
Principal Financial Officer
October 30, 2009

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.